Exhibit 10.2

As of May 6, 2019

Gulfmark Energy, Inc.
17 South Briar Hollow Lane
Houston, Texas 77027
Attention: Tracy Ohmart

Re: Letter Agreement and Limited Waiver (the “Letter Agreement”)

Ladies and Gentlemen:

Reference is hereby made to that certain Credit and Security Agreement dated as of August 27, 2009 (as the same has been amended, supplemented or modified from time to time, the “Credit Agreement”), among GULFMARK ENERGY, INC., a Texas corporation (“GME” or “Company”), certain other parties thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), acting through its Wells Fargo Business Credit operating division. All capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Credit Agreement.

GME informed Wells Fargo that on or about October 2, 2018, the Internal Revenue Service filed a federal tax lien against the Company for unpaid tax obligations in an amount equal to $53,022.49, which lien remained outstanding after December 23, 2018 in violation of Section 5.29 of the Credit Agreement. Such violation is an Event of Default under Section 6.1(b) of the Credit Agreement (the “Existing Default”).

GME desires that Wells Fargo (i) waive the Existing Default and (ii) amend the Credit Agreement as set forth below.

Now, therefore, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows (all provisions of this Letter Agreement being effective as of the date first set forth above unless otherwise stated herein):

1.Amendment to Credit Agreement.

a.Section 5.29 to the Credit Agreement. Effective as of the date hereof, Section 5.29 of the Credit Agreement is amended and restated to read in its entirety as follow:

5.29 Satisfaction of Past-Due Tax Obligations. Company shall promptly, but in any event on or before September 30, 2019 (or such later date as agreed to in writing by Wells Fargo in its sole discretion), (a) pay or discharge the past-due tax obligations, assessments or charges, imposed on the Company in connection with the Federal tax lien filing #18-0034953629, filed by the Internal Revenue Service as of October 2, 2018, and (b) provide evidence satisfactory to Wells Fargo that (i) such past-due tax obligations, assessments or charges have been paid in full, and (ii) the Federal tax lien filing #18-0034953629 has been released or terminated.

2.Limited Waiver. Subject to the terms and conditions of this letter agreement, Wells Fargo hereby waives the Existing Default.

3.Borrowing Base Reserve. Company and Wells Fargo each acknowledges and confirms that Wells Fargo has established a $60,000 Borrowing Base Reserve in connection with the past due tax obligation described in Section 5.29 of the Credit Agreement, as amended hereby, until all such obligations have been paid in full and all liens related thereto have been terminated or released in accordance with Section 5.29 of the Credit Agreement, as amended hereby.

4.Conditions Precedent. The amendments set forth above, along with the limited waiver set forth in Section 2 herein, are hereby conditioned upon satisfaction of the following conditions:

(a) Company and each Guarantor shall have executed and delivered to Wells Fargo this letter agreement and such other documentation as may be requested by Wells Fargo; and

(b) Company shall have paid to Wells Fargo all reasonable fees and expenses and other amounts due and payable on or prior to the date hereof.

The limited waiver set forth in Section 2 herein shall not be construed as a consent to or waiver of any Event of Default (other than the Existing Default) which may now exist or hereafter occur or any violation of any term, covenant or provision of the Credit Agreement or any other Loan Document, nor shall it be construed as a course of dealing or conduct on the part of Wells Fargo. All rights and remedies of Wells Fargo are hereby expressly reserved with respect to any such Event of Default. The limited waiver set forth in Section 2 herein does not affect or diminish the right of Wells Fargo to require strict performance by Company and each Guarantor of each provision of any Loan Document to which it is a party. All terms and provisions of, and all rights and remedies of Wells Fargo under, the Loan Documents shall continue in full force and effect and are hereby confirmed and ratified in all respects.

THIS LETTER AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO RELATING TO THE WAIVER SET FORTH HEREIN AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE WAIVER SET FORTH HEREIN AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same letter agreement. This letter agreement shall not be effective unless and until Wells Fargo, the Company and the Guarantors each have executed and delivered a counterpart hereof, whereupon this letter agreement shall be effective as of the date first above written. Signatures transmitted by facsimile, electronic mail or other electronic transmission shall be effective as originals.

By executing this letter agreement in the spaces provided below, (a) Wells Fargo agrees to the terms, conditions and provisions hereof, (b) Company agrees to the terms, conditions and provisions hereof, and (c) the Guarantors (i) consent and agree to the consent herein and the other terms, conditions and provisions hereof, and (ii) agree that the Amended and Restated Continuing Guaranty, the Joinder Agreement to Security Agreement, and all other Loan Documents to which the Guarantors, respectively, are a party are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ James R. Harris
James R. Harris
Vice President

Letter Agreement And Limited Waiver – Signature Page

ACCEPTED AND AGREED TO
as of the date first above written:

COMPANY:

GULFMARK ENERGY, INC.

By:	/s/ Tracy Ohmart
Tracy Ohmart
Chief Financial Officer

GUARANTORS:

ADAMS RESOURCES & ENERGY, INC.,
SERVICE TRANSPORT COMPANY, and
RED RIVER VEHICLE HOLDINGS LLC

By:	/s/ Tracy Ohmart
Tracy Ohmart
Chief Financial Officer of each entity listed above

Letter Agreement And Limited Waiver – Signature Page
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